Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13D, dated February 1, 2018, with respect to the ordinary shares, nominal value €0.10 per share, including ordinary shares represented by American Depositary Shares, of Advanced Accelerator Applications S.A., is filed on behalf of each of the undersigned, and any amendments thereto executed by the undersigned shall be filed on behalf of each of the undersigned without the necessity of filing any additional joint filing agreement.  The undersigned acknowledge that each is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness or accuracy of the information concerning the others of the undersigned, except to the extent that it knows or has reason to believe that such information is inaccurate or incomplete.   This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page follows]

SIGNATURE

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of February 1, 2018.

NOVARTIS GROUPE FRANCE S.A.

By:	/s/ Ramon Zapata
	Name:	Ramon Zapata
	Title:	As Attorney

By:	/s/ Benjamin Brod
	Name:	Benjamin Brod
	Title:	As Attorney

NOVARTIS AG

By:	/s/ Keren Haruvi
	Name:	Keren Haruvi
	Title:	As Attorney

By:	/s/ Jonathan Emery
	Name:	Jonathan Emery
	Title:	As Attorney

[Signature Page – Joint Filing Agreement]